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                                                                   EXHIBIT 10.10

                            THORNBURG MORTGAGE, INC.

                          2002 LONG-TERM INCENTIVE PLAN

                                    ARTICLE I

                                    PURPOSES

         The purposes of this Plan are to enable Thornburg Mortgage, Inc. (the "Company") and its subsidiaries and Thornburg Mortgage Advisory Corporation (the "Manager") to provide competitive long-term incentives that will help attract, retain, motivate and reward directors, officers and key employees of the Company and managing directors and key employees of the Manager and consultants to the Company and provide such key personnel with a proprietary interest in the Company, and afford additional incentive to others to increase their efforts in providing key services for the Company or the Manager. The aggregate fair market value of all unexercised Grants (other than DERs) awarded under the Plan and the Prior Plan shall not exceed ten (10%) percent of the fair market value of the Company's issued and outstanding Shares. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan and the number of Grants (other than DERs) outstanding shall not at any time exceed 5% of the total outstanding shares of the Company's Common Stock (treating a PSR or an SAR as a Share solely for purposes of such calculation).

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Act: the Securities Act of 1933, as amended, 15 U.S.C. Section 77a et seq.

         2.1 Affiliate: with respect to any person, any other person controlled by, controlling or under common control with such person.

         2.2 Agreement: an agreement that at the determination of the Committee may be entered into between the Company and each Participant who receives a Grant hereunder evidencing the terms and conditions of the Grant.

         2.3 Advisory Board: a committee composed of former directors and executive officers who meet periodically to advise the Board and the Manager on matters of policy, strategy and operations.

         2.4 Board: the board of Directors of the Company.

         2.5 Cause: Cause shall include, but not be limited to (a) conviction of, or confession of guilt of, a felony, (b) the commission of a willful act that is materially injurious to the Company, including but not limited to, theft, fraud, and misrepresentation, (c) becoming employed by (whether as an employee or independent contractor), or the owner of



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more than 5% of, a competitor of the Company or the Manager, or (d) willful insubordination, refusal or inability to perform duties in a competent manner. Cause, based on the foregoing factors, shall be determined by the Committee in its sole discretion.

         2.6 Change in Control: shall have the meaning set forth in Section 7.6.

         2.7 Code: the Internal Revenue Code of 1986, as amended from time to time.

         2.8 Committee: The Compensation Committee of the Company appointed by the Board to administer the Plan, or, if no such committee has been appointed, the Board. The Committee shall consist only of two or more "outside directors" as defined in Section 1.162-27(e)(3) of the Treasury Regulations who are "non-employee directors" as defined in SEC Rule 16b-3(d).

         2.9 Common Stock or Shares: the Common Stock of the Company.

         2.10 Company: Thornburg Mortgage, Inc., a Maryland corporation.

         2.11 DER: a dividend equivalent right consisting of the right to receive, as specified in the applicable Agreement, either (i) cash or (ii) PSRs, in an amount equal to the dividend distributions paid on a Share of Common Stock.

         2.12 Director: a member of the Board.

         2.13 DRP: the Dividend Reinvestment and Stock Plan of the Company, or any successor program.

         2.14 Effective Date: September 29, 2002, the day following the expiration date of the Prior Plan. This Plan is also subject to approval by the shareholders of the Company at the next annual meeting. Any Options awarded before approval of the Plan by the Company's shareholders shall be accrued for the benefit of the Participant until the Plan has been approved by the shareholders. All other Grants shall be effective on the date awarded by the Committee. Grants awarded under the Prior Plan shall not be subject to the terms of this Plan and shall be awarded in accordance with the Prior Plan.

         2.15 Eligible Person: an officer, employee or Director of the Company or a Subsidiary, an officer, employee or Managing Director of the Manager and such other persons expected to provide significant services to the Company or the Manager and any other persons as are selected from time to time by the Committee to participate in the Plan. An Eligible Person includes a consultant, vendor, customer or other provider of significant services to the Company as designated by the Committee in its discretion.

         2.16 Employee: shall mean an individual, including an officer of the Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Company, a Subsidiary, or the Manager.



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         2.17 Exchange Act: shall mean the Securities Exchange Act of 1934, as amended, 15 U.S.C. Section 78a et seq.

         2.18 Exercise Price: shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

         2.19 Fair Market Value: Except as otherwise provided in this Section 2.19, the Fair Market Value of a Share shall mean the closing price of a Share on the New York Stock Exchange on the valuation date. The Fair Market Value of an Option shall be determined through the Black-Scholes method or any other method that is considered acceptable by the Company's independent accountants. If Options are exercised and the Shares issued on the exercise of such Options are sold on the same day, the Fair Market Value of such Shares shall be the sale price of such Shares received on the exercise of the Options.

         2.20 Formula Grants: the award of PSRs (or other Grant) under Section
3.2 and of DERs under Section 3.3 on a quarterly basis calculated by the number of Shares sold by the Company during the quarter just ended or at such other periods or intervals as the Committee may determine. Formula Grants will not be awarded based on Shares sold under the dividend reinvestment or the non-waiver optional cash purchase provisions of the DRP but will be awarded based on Shares sold under the waiver provisions of the optional cash purchase feature of the DRP.

         2.21 Grant: the issuance of Options, PSRs, SARs and/or DERs to an Eligible Person.

         2.22 Incentive Stock Option: shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of the Company or of a Subsidiary.

         2.23 Manager. shall mean Thornburg Mortgage Advisory Corporation, a Delaware corporation.

         2.24 Minimum Combination of Years: a total of years of service (including a minimum of nine years of service; ten years effective on and after April 1, 2003) and age that equals 65.

         2.25 Non-statutory Stock Option: shall mean an Option not described in section 422(b) of the Code.

         2.26 Notional Option: A notional option, for purposes of calculating the PSR Total, the Formula Grants and the Initial Award under Section 3.4, is a hypothetical option to purchase a Share that shall be deemed to have a term of ten years and an exercise price equal to the issue price of a Share on the date of the public offering or private or direct placement and the Notional Option shall be valued under the Black Scholes or other reasonable method based on those hypothetical terms, except that the exercise price shall equal the Fair Market Value of a Share on the date of Grant of the Initial Award. If the offering or placement is for preferred stock, the Notional Options shall be deemed exercisable



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for Shares of Common Stock. In making such calculation, the issue price of
Shares sold in a continuous offering shall be based on the weighted average of the gross sales price of all Shares sold under such continuous offering during the month.

         2.27 Option: Shall mean any option, whether an Incentive Stock Option or a Non-statutory Stock Option, to purchase a share of Common Stock granted pursuant to this Plan.

         2.28 Participant: an Eligible Person who is selected to receive Grants under the Plan.

         2.29 Permanent Disability: a physical or mental disability or infirmity that permanently prevents the performance of a Participant's duties as a director or executive officer of the Company or the Manager.

         2.30 Plan: this Thornburg Mortgage, Inc. 2002 Long-Term Incentive Plan, as the same may be amended from time to time.

         2.31 Plan Year: the calendar year or such shorter period as shall be determined by the Committee.

         2.32 Prior Plan: the Thornburg Mortgage, Inc. 1992 Stock Option and Incentive Plan Amended and Restated as of March 14, 1997, as amended.

         2.33 PSR: a phantom stock right, consisting of (i) the unfunded deferred obligation of the Company to pay the recipient of a PSR, upon exercise, an amount of cash equal to the Fair Market Value of a Share at the time of exercise, and (ii) the recipient's right to receive distributions, either in the form of cash or additional PSRs, in an amount equal to the value of the cash dividends that are paid on a Share.

         2.34 PSR Total: that number of PSRs determined by dividing (a) the Fair Market Value of that number of Options equaling 3% of the total number of the Company's Shares sold in any public offering or direct or private placement of the Company's common or preferred stock (including Shares sold under the waiver provisions of the optional cash purchase feature of the DRP) by (b) the Fair Market Value of a Share on such date. In the case of a continuous offering, the PSR Total shall be calculated by accumulating the Shares issued pursuant to the continuous offering in each month during a calendar quarter and shall be awarded by the Committee after the end of such calendar quarter.

         2.35 Retire or Retirement: the later to occur of (a) a Participant's voluntary or involuntary separation from service as a Director of the Company or as a Managing Director of the Manager or (b) a Participant's voluntary or involuntary termination of service on the Advisory Board.

         2.36 SAR: a stock appreciation right, the unfunded deferred obligation of the Company, to pay the recipient of the SAR, upon exercise, an amount of cash equal to the



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excess, if any, of the Fair Market Value of a Share of the Company's Common
Stock over the stated amount of the SAR.

         2.37 Share: shall mean one (1) share of Common Stock, adjusted in accordance with Article VII of the Plan (if applicable).

         2.38 Subsidiary shall mean any corporation, partnership, or other entity at least fifty percent (50%) of the economic interest in the equity of which is owned by the Company or by another Subsidiary.

         2.39 Termination of Employment shall mean the time when the employee-employer relationship or directorship between the Participant and the Company is terminated for any reason, with or without cause, including but not limited to any termination by resignation, discharge, death or retirement; provided, however, Termination of Employment shall not include a termination where there is a simultaneous reemployment of the Participant by the Company or continued service on the Advisory Board. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including but not limited to the question of whether any Termination of Employment was for cause and all questions of whether particular leaves of absence constitute Terminations of Employment. With respect to Incentive Stock Options, a leave of absence for disability shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(c)(6) of the Code.


                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 Participation in Plan by an Eligible Person. Subject to Section 3.6 for a member of the Advisory Board, any Eligible Person may participate in and receive Grants under the Plan. The Committee shall have the authority to award individual Grants to Eligible Persons from time to time in addition to the Formula Grants prescribed in Sections 3.2 and 3.3 below.

         3.2 Grant Formula: The formula for Grants for the Eligible Persons specified in this Section 3.2 is as follows:

         a) Each non-employee director and the corporate secretary will receive individual Grants, in the form of PSRs having the Fair Market Value of Notional Options to purchase .2% of the total number of Company's common and preferred stock sold in any public offering or private or direct placement;

         b) Employees will receive, in the aggregate, Grants in the amount of the PSR Total which shall be allocated in individual Grants by the Committee among employee Directors of the Company, managing directors of the



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            Manager and other Employees and Eligible Persons who are selected by the Committee in its discretion.

         c) The Committee shall have the discretion to change the form of the Formula Grant awards under this Section 3.2 at any time and award Grants in the form of Options or other forms of incentive awards, but the Formula Grant provisions of Section 3.2 and 3.3 and the Initial Award provisions of Section 3.4 may otherwise be suspended, modified or terminated only upon the joint approval of the Committee and the Board.

         3.3 DER Formula. DERs also shall be granted to Eligible Persons at the same time as PSRs or Options in the ratio of .75 DER for each Option granted hereunder or at the rate of .75 DER times the number of Notional Options, in the case of a Grant of PSRs.

         3.4 Initial Awards. Whenever an outside Director is initially appointed to the Committee, such outside Director shall automatically be granted, in the sole discretion of the Committee (not including such outside Director for purposes of the Committee's decision on this matter), either (i) Options to purchase 13,333 Shares or (ii) PSRs having the Fair Market Value of Notional Options to purchase 13,333 Shares, in either case, with DERs in accordance with the DER Formula under Section 3.3.

         3.5 Form of Payment. Unless the Participant elects before a dividend distribution is declared to receive distributions on his or her PSRs or DERs in the form of cash payments, the distributions will be payable in additional PSRs.

         3.6 Participation in Plan by members of the Advisory Board.

             3.6.1 Participation on Advisory Board. A former Director or a former Managing Director of the Manager, the Company's corporate secretary and such other persons as may be designated from time to time by the Committee, will be eligible to serve on the Advisory Board after reaching the Minimum Combination of Years. While serving on the Advisory Board, he or she shall not be eligible to receive new Grants; however, such Participant shall continue to receive the benefits on existing vested and unvested Grants pursuant to subsection 3.6.2 below until such time as the Participant enters Retirement or otherwise terminates service for the Company or the Manager.

             3.6.2 Level of Participation. While serving on the Advisory Board an Eligible Person shall participate solely by receiving distributions, either in cash or in PSRs, on his or her PSRs or DERs in an amount determined with respect to each cash dividend distribution that is paid on a Share as follows: A Minimum Combination of Years (totaling 65 years) qualifies for an 80% participation, increasing by 4% for each year of combined service and age over the Minimum Combination of Years to a 100% participation for a Participant with a combination of years of service and age equaling or exceeding 70.

         3.7 Limitation of Ownership. No Options shall be granted under the Plan to any person who after such Grant would beneficially own more than 9.8% of the


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outstanding shares of Common Stock of the Company, unless expressly and specifically waived by action of the independent Directors of the Board.

         3.8 Stock Ownership. For purposes of section 3.7 above, in determining stock ownership an Optionee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

         3.9 Outstanding Stock. For purposes of section 3.7 above, "outstanding shares" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. With respect to the stock ownership of any Optionee, "outstanding shares" shall include shares authorized for issue under outstanding Options held by such Optionee, but not options held by any other person.


                                   ARTICLE IV

                                 TERMS OF GRANTS

         4.1 Grants. Grants may be issued to Eligible Persons at such time or times as shall be determined by the Committee. Each Grant granted to a Participant shall be evidenced by an Agreement that shall specify the terms and conditions consistent with the Plan as the Committee shall determine. Consistent with the Company's intention for the Committee to exercise the greatest flexibility under Rule 16b-3 in awarding Grants, the Committee shall have the power:

            (a) To determine from time to time the Grants to be awarded to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants awarded under the Plan to such persons;

            (b) To construe and interpret the Plan and Grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Participant.

            (c) To amend any outstanding Grant, subject to Sections 4.8 and 10.2 hereof, and to accelerate or extend the vesting or exercisability of any Grant and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate;



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            (d) With respect to Option Grants, to determine the number of Shares to be optioned and to designate any Options granted as Incentive Stock Options or Non-statutory Stock Options, except that no Incentive Stock Option may be granted to an Eligible Person who is not an Employee of the Company; and,

            (e) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

             4.1.1 Each Option granted to a Participant shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

             4.1.2 In the event the Company determines that it is required to withhold taxes as a result of the exercise of a Grant, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Article IX hereof.

         4.2 Method and Time of Payment for Options. The Exercise Price for each Option granted to a Participant shall be payable in full in United States dollars upon the exercise of the Option. If the applicable Agreement so provides, the Exercise Price may be paid in one or a combination of the following:

             4.2.1 By the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Exercise Price, or in any combination of cash Grants and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares and Grants so surrendered equal the Exercise Price;

             4.2.2 By cancellation of indebtedness owed by the Company to the Participant;

             4.2.3 To the extent permitted by applicable law, by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Participant. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee shall require that the Participant pledge his or her Shares to the Company for the purpose of securing the payment of such note. . The Committee, in its discretion, shall have the authority to interpret and enforce the terms of the Notes. Notwithstanding the foregoing, no loan or extension of credit in any form shall be made to Directors or executive officers under the Plan unless the Committee specifically determines such a loan or extension of credit to be permitted by applicable law.



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         4.3 Term and Nontransferability of Grants and Options. Each Grant shall state the time or times at which all or part thereof becomes exercisable, subject to the following restrictions:

             4.3.1 No Grant shall be exercisable except by the recipient.

             4.3.2 No Grant shall be assignable or transferable, except pursuant to a qualified domestic relations order as defined in Code Section 414(p) or, in the event of the Optionee's death, by will or the laws of descent and distribution.

             4.3.3 No Option shall be exercisable (i) until at least six (6) months after the date of grant and (ii) after the expiration of ten (10) years from the date it was granted.

         4.4 Termination of Employment, Except by Death or Disability. Upon any Termination of Employment for any reason other than his or her death or Permanent Disability, a recipient of a Grant shall have the right to exercise his or her Grant at any time within three (3) months after Termination of Employment, but only to the extent that, at the date of Termination of Employment, the recipient's right to exercise such Grant had vested pursuant to the terms of the applicable Agreement and had not previously been exercised; provided, however, that if the recipient was terminated as an Employee or removed as a member of the Board for cause (as determined by the Committee) any Grant not exercised in full prior to such termination shall be canceled; and further provided that no DERs, SARs or PSRs shall vest for such Participant after the date of his or her Termination of Employment. For this purpose, the employment relationship shall be treated as continuing intact while the recipient is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee's reemployment rights are guaranteed by statute or by contract.

         4.5 Death of Recipient. If the recipient of a Grant dies while an Eligible Person or within three (3) months after any Termination of Employment other than for cause, and has not fully exercised the Grant, then the Grant may be exercised in full at any time within twelve (12) months after the recipient's death, by the executors or administrators of his or her estate or by any person or persons who have acquired the Grant directly from the recipient by bequest or inheritance, but only to the extent that, at the date of death, the recipient's right to exercise such Grant had vested and had not been forfeited pursuant to the terms of the applicable Agreement and had not previously been exercised.

         4.6 Disability of Grant Recipient. Upon Termination of Employment for reason of Disability, such Grant recipient shall have the right to exercise the Grant at any time within twelve (12) months after Termination of Employment, but only to the extent that, at the date of Termination of Employment, the Grant recipient's right to exercise such Grant had vested pursuant to the terms of the applicable Agreement and had not previously been exercised.



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         4.7 Rights as a Shareholder. An Optionee, a permitted transferee of an
Optionee, or the holder of a DER, PSR or SAR shall have no rights as a shareholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII hereof.

         4.8 Modification, Extension and Renewal of Grant. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Grants or accept the cancellation of outstanding Grants (to the extent not previously exercised) for the awarding of new Grants in substitution therefor. The Committee may not modify, extend or renew any Grants awarded to any Participant unless such modification, extension or renewal shall satisfy the requirements of Rule 16b-3. The foregoing notwithstanding, no modification of Grant shall, without the consent of the Participant, alter or impair any rights or obligations under any Grant previously awarded.

         4.9 Other Provisions. The Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Grant) as the Committee shall deem advisable.

         4.10 Limitation on Value of Exercisable Shares. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any employee of the Company for the first time during any calendar year (under this Plan and all other plans maintained by the Company, its parent or its Subsidiaries) shall not exceed $100,000.

         4.11 Outside Directors. No outside Director who is a member of the Committee may vote on or participate in the award, modification, extension or renewal of a Grant to himself, except that the Committee may collectively approve the Formula Grants under Section 3.2(a).

         4.12 Term of Plan. Grants may be awarded pursuant to the Plan until the expiration of ten (10) years from the effective date of the Plan.

                                    ARTICLE V

                                 ADMINISTRATION

         5.1 Membership on Committee. The Plan shall be administered by the Committee which shall consist of two or more members of the Board, each of whom shall qualify as a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and as an outside director within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Board shall appoint one of the members of the Committee as Chairman of the Committee.



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         5.2 Committee Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee, or acts approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         5.3 Authority of the Committee. The Committee shall be responsible for the administration of the Plan and shall have full authority to exercise its duties and powers under the Plan in its sole discretion. Subject to the terms of the Plan, the Committee is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Manager, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan or to carry out its provisions and purposes.

         5.4 Delegation by the Committee. The Committee may delegate its non-discretionary ministerial duties and responsibilities under the Plan by appointment in writing, and has delegated such duties and responsibilities to the Manager. The Committee may employ consultants, advisors and administrators to render advice with regard to any of the duties or responsibilities of the Committee under the Plan.

         5.5 Expenses. The Company shall be responsible for all of the expenses of the Plan or the administration thereof.

         5.6 Reliance. Each member of the Committee and the Board shall be entitled to rely upon all determinations, certificates and reports made by any financial officer of the Company, or any actuary or independent public accountant and upon all opinions of law given by any counsel selected by it (who may be counsel to the Company or the Manager), and shall be fully protected in respect of any act done or omitted to be done or any determination made in good faith in reliance upon any such determination, certificate, report or opinion. No member of the Committee or the Board shall be liable for any act done or omitted to be done or determination made in the performance of its duties under this Plan or for any act done or omitted to be done by any agent or representative of such Committee so long as such person acted in good faith.

         5.7 Indemnification. Each person who is or shall have been a member of the Committee, the Board, the Advisory Board or otherwise delegated any administrative duties or responsibilities hereunder shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any reasonable related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such person may be made a party or in which such person may be involved by reason of any action taken or failure to act under or in connection with the Plan and from and against any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against him, provided, that such person shall give the Company an opportunity, at its own expense, to defend the same before such person undertakes to defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be


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independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

                                   ARTICLE VI

                                      STOCK

         The stock subject to Options granted under the Plan shall be Shares of the Company's authorized but unissued or reacquired Common Stock that have been reserved for issuance under the Plan by the Board. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to any Option. The limitations established by this Article VI shall be subject to adjustment in the manner provided in Article VII hereof upon the occurrence of an event specified therein.


                                   ARTICLE VII

                     RECAPITALIZATION AND CHANGES IN CONTROL

         7.1 Adjustment to Grants. Subject to any required action by shareholders, and provided that all requirements of Rule 16b-3 are satisfied, the number of Shares covered by the Plan as provided in Article I hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof and the rights under the Grant of a DER, PSR or SAR shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

         7.2 Merger or Acquisition. Subject to any required action by shareholders, if the Company is the surviving corporation in any merger or consolidation, each outstanding Option and the rights under the Grant of a DER, PSR or SAR shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of vesting and exercisability of each outstanding Grant shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company. To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

         7.3 Certain Reorganizations Not Change In Control. Except as expressly provided in this Article VII, the recipient of the Grant shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities


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

convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

         7.4 Plan Not to Affect Company's Right to Reorganization. Grants made pursuant to the Plan shall not affect in any way the right or power to the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

         7.5 Effect of Change of Control. Upon the occurrence of a Change of Control as defined in this Article VII--

             7.5.1 Each outstanding Grant shall automatically become fully exercisable.

             7.5.2 All restrictions and conditions on each Grant shall automatically lapse and all Grants under the Plan shall be deemed fully vested.

         7.6 Change of Control. Change of Control shall mean the occurrence of any one of the following events:

             7.6.1 any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates) together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board of Directors ("voting securities") or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

             7.6.2 persons who, as of the effective date of the amendment and restatement of the Plan, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

             7.6.3 the shareholders of the Company shall approve or the Company shall otherwise engage in (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

             7.6.4 Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing Section 7.6.3 solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases
(x) the proportionate number of Shares beneficially owned by any person to 20% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this Section 7.6.


                                  ARTICLE VIII

                           SECURITIES LAW REQUIREMENTS


         8.1 Legality of Issuance. The issuance of any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

             8.1.1 the Company and the Optionee shall have taken all actions required to register the Shares under the Act, and to qualify the Option and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

             8.1.2 any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

             8.1.3 any other applicable provision of state or federal law shall have been satisfied.

         8.2 Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Options and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Shares under the plan to comply with any law.

         8.3 Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which required an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Article VIII shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

         "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         8.4 Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

                                   ARTICLE IX

                                 TAX WITHHOLDING

         9.1 Each recipient of a Grant shall, no later than the date as of which the value of any Grant first become includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.

         9.2 A recipient may elect to have such tax withholding satisfied, in whole or in part, by (1) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (2) transferring to the Company Shares owned by the recipient with a Fair Market Value equal to the amount of the required withholding tax, or (3) in the case of a recipient who is an employee of the Company at the time such withholding is effected, by withholding from the recipient's cash compensation.

         9.3 A recipient who is an employee of the Manager or another affiliate of the Company shall also reimburse his employer, if an affiliate of the Company, for the tax on any additional amount of compensation income deemed recognized by such recipient's employer from the Company, reduced by the amount of the compensation deduction permitted such recipient's employer as a result of such employee's receipt or exercise of the Grant.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Nontransferability of Grants. No Grant issued under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated and any purported action to that effect shall be void.

         10.2 Amendment or Termination. The Plan may be amended, modified or terminated by the Board including a majority of the Independent Directors at any time or from time to time, provided that no such amendment, modification or termination shall, without the consent of the affected Participant, adversely affect the vested rights of a Participant.

         10.3 Term of Plan. Following its approval by the Board, the Plan will become effective as of the Effective Date. The Plan shall continue in effect, unless sooner terminated pursuant to Section 10.2, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Grants theretofore made.

         10.4 Limitation on Participants' Rights. The Plan shall not be construed as creating any contract of employment or otherwise conferring upon any Participant any legal right to continuation of employment, nor as limiting or qualifying the right of the Company, a Subsidiary or the Manager to discharge any Employee without regard to the effect that such discharge might have upon such Employee's rights under the Plan. Selection for participation in the Plan shall not entitle any Participant to remain as a Director of the Company, as a managing director of the Manager or an employee of the Company or a Subsidiary or the Manager for any period or to receive or be eligible to receive any subsequent or additional Grants.

         10.5 Facility of Payments. In the event that the Committee shall find that any Participant to whom an amount is payable under the Plan is unable to care for his affairs because of illness, accident or otherwise, the Committee may direct that any payment due shall be paid to the duly appointed legal representative of such person, or if there is no duly appointed legal representative, to the Participant's spouse or child of majority age, and any such payments shall be in complete discharge of the liabilities of the Company under the Plan.

         10.6 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any cash amount payable under the Plan is to be paid. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee (which form may be the form used generally for other benefit plan purposes) and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, cash amounts payable remaining unpaid or


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

outstanding at the Participant's death shall be paid to the Participant's surviving spouse, if any, or otherwise to his or her estate.

         10.7 No Limitation on Compensation. Nothing in the Plan shall be construed as limiting the right of the Company or the Manager to establish other plans or to pay compensation to employees in cash or property, in a manner that is not expressly authorized under the Plan.

         10.8 Requirements of Law, Etc. The awarding of Grants and the satisfaction thereof, including, but not limited to, the payment of cash or the issuance of Shares to a Participant shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as reasonably interpreted and determined by the Committee.

         10.9 Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and payment of cash. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address, mailed by regular United States mail, first-class, and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

         10.10 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

         10.11 Applicable Law. This Plan in all respects shall be construed and interpreted in accordance with the laws of the State of New Mexico. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules, before a single arbitrator in Santa Fe County, New Mexico. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Santa Fe County, New Mexico. If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state district court judge as the arbitrator.

         10.12 Number and Gender. To the extent appropriate in the context, each term used in this Plan in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

         10.13 Headings and Captions. Headings and captions in this Plan are inserted for convenience of reference only and the Plan is not to be construed by the interpretation thereof.


Approved by the Board of Directors on July 23, 2002.


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